Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 87 to Registration Statement No. 33-52272 on Form N-1A, of our report dated December 18, 2013 relating to the financial statements and financial highlights of TCW Concentrated Value, TCW Conservative Allocation Fund, TCW Dividend Focused Fund, TCW Emerging Markets Multi-Asset Opportunities Fund, TCW Growth Fund, TCW Growth Equities Fund, TCW International Growth Fund, TCW International Small Cap Fund, TCW Relative Value Large Cap Fund, TCW Select Equities Fund, TCW Small Cap Growth Fund, TCW SMID Cap Growth Fund, and TCW Value Opportunities Fund, and of our report dated December 20, 2013, relating to the financial statements and financial highlights of TCW Core Fixed Income Fund, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, TCW Global Bond Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund, TCW Total Return Bond Fund, and TCW Enhanced Commodity Strategy Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2013, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 21, 2014